Exhibit 11


                             BANDO McGLOCKLIN CAPITAL CORPORATION AND SUBSIDIARIES
                                  COMPUTATION OF NET INCOME PER COMMON SHARE


                                                      Quarter Ended                  Year To Date
                                                         June 30                        June 30

                                                     1997         1996            1997           1996

    PRIMARY:

    Average number of common shares
     outstanding                                  3,675,739     3,695,561       3,685,699      3,730,844

    Incremental shares calculated using the
     treasury stock method                           22,817        21,757          21,596         24,752
                                                  ---------     ---------       ---------      ---------

    Weighted average shares outstanding           3,698,556     3,717,318       3,707,295      3,755,596
                                                  =========     =========       =========      =========

    Net Income                                   $1,351,506      $424,633      $2,096,030     $1,132,953
                                                  =========     =========       =========      =========

    Primary net income per common share               $0.37         $0.11          $0.57           $0.30
                                                  =========     =========       =========      =========

    FULLY DILUTED:

    Average number of common shares
     outstanding                                  3,675,739     3,695,561       3,685,699      3,730,844

    Incremental shares calculated using the
     treasury stock method                           30,155        22,847          31,009         24,752
                                                 ----------    ----------      ----------     ----------

    Weighted average shares outstanding           3,705,894     3,718,408       3,716,708      3,755,596
                                                 ==========    ==========      ==========     ==========


    Net Income                                   $1,351,506      $424,633      $2,096,030     $1,132,953
                                                 ==========    ==========      ==========     ==========

    Fully diluted net income per common
     share                                            $0.36         $0.11            $.56          $0.30
                                                      =====         =====          ======         ======